================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 Current Report

                                   May 5, 2006

                                       of


                                ZALE CORPORATION

                             A Delaware Corporation
                   IRS Employer Identification No. 75-0675400
                            SEC File Number 001-04129

                            901 West Walnut Hill Lane
                               Irving, Texas 75038
                                 (972) 580-4000





[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

================================================================================

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On May 5, 2006 Zale Corporation placed Mark R. Lenz, its Group Senior Vice President and Chief Financial Officer, on administrative leave.

     Mr. George R. Mihalko, Jr. will serve as Acting Chief Administrative Officer and Chief Financial Officer effective immediately. He will report to Betsy Burton, Acting Chief Executive Officer. Mr. Mihalko also has been elected as a member of the Board of Directors of Zale Corporation.

     Mr. Mihalko will be paid at an annual rate of $650,000 and will receive options to purchase 3,800 shares of common stock and 1,500 shares of restricted stock pursuant to the Zale Corporation 2003 Stock Incentive Plan.

     Mr. Mihalko served as Vice Chairman, Chief Administrative Officer and Chief Financial officer of The Sports Authority, Inc., from September 1999 through its acquisition in August 2003. Since that time he has been an independent financial consultant. Prior to working for The Sports Authority, Inc., Mr. Mihalko held executive positions with Pamida Holdings Corporation and Pier 1 Imports.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



          ZALE CORPORATION
          ---------------------
          Registrant


Date:  May 5, 2006                        By: /s/ Mary Elizabeth Burton
                                              ----------------------------------
                                                  Mary Elizabeth Burton
                                                  Acting Chief Executive Officer